SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 27, 2003

SKTF Enterprises, Inc.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	000-49688 (Commission File Number)	33-0961488 (I.R.S. Employer Identification No.)

1139 Senoia Road, Suite B Tyrone, Georgia 30290 (Address of principal executive offices) (zip code)

(770) 306-7667 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

ITEM 5 – Other Events.

At the 2003 Annual Meeting of Shareholders, held on August 27, 2003, the shareholders approved the following agenda items as set forth in the Company’s 14C Information Statement on file with the SEC:

1.  The election of Richard A. Parlontieri, Bahram Yusefzadeh, and Bradley A. Thompson to the Board of Directors.

2.  An amendment to the Company’s Articles of Incorporation changing the name of the Company to Speedemissions Holding Company, Inc.;

3.  An amendment to the Company’s 2001 Stock Option Plan to increase the number of shares eligible for issuance under the Plan from 600,000 shares to 1,000,000 shares; and

4.  The ratification of Bennett Thrasher PC as independent auditors of the Company for the fiscal year ending December 31, 2003.

One item was properly presented by a shareholder at the meeting, that being a proposal to modify the amendment to the Company’s Articles of Incorporation changing the name so that the name of the Company shall be Speedemissions, Inc. rather than Speedemissions Holding Company, Inc. Correspondingly, it was proposed that the amendment to the Company’s 2001 Stock Option Plan shall be modified so that the name of the Plan shall be the Speedemissions, Inc. 2001 Stock Option Plan. On motion duly made, seconded, and approved by a majority of the outstanding shares entitled to vote thereon, the proposal was approved.

Included as exhibits to this Current Report on Form 8-K are the material documents and agreements executed in connection with the agenda items approved at the shareholders meeting.

EXHIBITS

Item No.	Description

3.1	Articles of Amendment to Articles of Incorporation changing the name of the Company to Speedemissions, Inc.

4.1	First Amendment to SKTF, Inc. 2001 Stock Option Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2003	SKTF Enterprises, Inc.,
a Florida corporation

By : Richard A. Parlonteiri
Its: President

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